UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2024
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SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	001-42129	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1001 Water St.
Suite 800
Tampa, Florida 33602
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	SILA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01    Regulation FD Disclosure.
GenesisCare Update
As previously disclosed by Sila Realty Trust, Inc. (the "Company"), GenesisCare USA, Inc. and its affiliates (“GenesisCare”), the sponsor and owner of the tenant in certain of the Company's real estate properties, announced that it filed for Chapter 11 bankruptcy protection under the United States Bankruptcy Code on June 1, 2023 and emerged from bankruptcy on February 16, 2024. On October 24, 2024, the Company entered into a contract for sale with a buyer for the Yucca Valley Healthcare Facility, which was previously leased to GenesisCare.
On December 10, 2024, the Company, through a wholly-owned subsidiary of its operating partnership, Sila Realty Operating Partnership, LP (the "Operating Partnership"), completed the sale of the Yucca Valley Healthcare Facility. The contractual sales price of the Yucca Valley Healthcare Facility was $1.7 million, and the Company generated net proceeds of approximately $1.6 million, after transaction costs, subject to additional transaction costs that will be paid subsequent to the closing date.
On December 13, 2024, the Company, through a wholly-owned subsidiary of the Operating Partnership (the "Landlord"), entered into a new triple-net lease agreement (the "Lease Agreement"), effective December 13, 2024, with the Regents of the University of California (the "Tenant") for the El Segundo Healthcare Facility, which was previously leased to GenesisCare. The Lease Agreement has an initial 10-year term, subject to two consecutive 5-year renewal options exercisable by the Tenant (subject to certain conditions).
Interest Rate Swap Agreements
On November 27, 2024, the Company entered into two interest rate swap agreements, which have an effective date of December 31, 2024 and an aggregate notional amount of $150.0 million. Additionally, on December 6, 2024, the Company entered into two interest rate swap agreements, which have an effective date of December 31, 2024 and an aggregate notional amount of $100.0 million. The four swaps have a maturity date of March 20, 2029, and a weighted average fixed interest rate of 3.76%, and were entered into to replace five interest rate swaps with an aggregate notional amount of $250.0 million that have a maturity date of December 31, 2024.
The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended. The furnishing of this information is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the information includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: December 16, 2024	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer